Exhibit 10.1

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (this “Agreement”) is made as of August 22, 2023 (the “Agreement Date”) by and among Tariq Shaukat, an individual (“Executive”), Bumble Trading LLC, a Delaware limited company (the “Company”), and, solely with respect to Section 3, Bumble Inc., a Delaware corporation (“Bumble”) and Buzz Holdings L.P., a Delaware limited partnership (“Buzz Holdings”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in that certain Employment Agreement, dated as of July 12, 2020, between the Company and Executive (the “Employment Agreement”). In consideration of the payments and benefits described herein to be provided to Executive, the sufficiency of which is acknowledged hereby, the parties agree as follows:

1. Termination of Employment.

(a) Executive and the Company agree that Executive’s employment with the Company will terminate on August 28, 2023 (the “Transition Date”). Executive hereby resigns, effective as of the Transition Date, as the President of the Company and from all other officer and board (or committee) positions held with Bumble, Buzz Holdings, the Company and their respective affiliates.

(b) The termination of Executive’s employment on the Transition Date shall be deemed a resignation by Executive without Good Reason under the Employment Agreement. Upon the Transition Date, Executive shall be entitled to receive the Accrued Rights. Notwithstanding the foregoing, the Company reserves the right to terminate Executive for Cause prior to the Transition Date, in which case this Agreement is null and void and Executive shall be entitled to receive only the Accrued Rights.

2. Advisory Arrangement.

(a) Effective upon the Transition Date, the Company has agreed to retain Executive, and Executive has agreed to serve, as an advisor to the Company and its affiliates during the period commencing on the Transition Date and continuing until December 31, 2023 (such period, the “Advisory Term” and December 31, 2023, the “Advisory Term End Date”). During the Advisory Term, Executive shall, from time to time, if and as reasonably requested by the Company and/or the board of directors of Bumble (the “Board”), provide consultation services to the senior management of the Company and such other services as the Company and/or the Board may reasonably request (the “Advisory Services”). Executive acknowledges and agrees that Executive shall provide the Advisory Services for the consideration set forth in Section 3(c)(i)(B), and Executive shall not be entitled to any fee, benefit or other amount in respect of the Advisory Services. Notwithstanding anything to the contrary in the foregoing, Executive’s services during the Advisory Term may be terminated prior to the Advisory Term End Date: (i) by Executive for any reason or (ii) by the Company for Cause, with such termination effected by notice to the other party (an “Early Termination”). Executive acknowledges that, upon an Early Termination, Executive shall have no right to the consideration set forth in Section 3(c)(i)(B).

(b) Executive and the Company acknowledge and agree that, during the Advisory Term, (i) Executive will be an independent contractor with respect to the Company and not an employee of the Company or any of its affiliates and (ii) Executive may not, at any time, act as a representative for or on behalf of the Company for any purpose or transaction, and may not bind or otherwise obligate the Company in any manner whatsoever without obtaining the prior written approval of the Company. Except as specifically set forth in Section 3(b) hereof and subject to the terms and conditions thereof, during the Advisory Term, Executive shall not (x) participate, or be eligible to participate, under any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries or affiliates, including, for the avoidance of doubt, eligibility to earn the Bonus or any other cash-based incentive compensation or award or (y) be eligible to receive accelerated or additional vesting of any Equity Awards (as defined below), as applicable, under any applicable Award Agreement (as defined below) on a termination of this Agreement or the Advisory Term for any reason, notwithstanding anything in the Award Agreements to the contrary. Notwithstanding the foregoing, the Executive shall be able to participate in employee benefit plans pursuant to COBRA and to his vested 401(k) plan benefits.

3. Equity Awards.

(a) Executive acknowledges and agrees that, as of the Agreement Date, Executive holds: (i) an option to purchase 389,164 shares of Class A common stock of Bumble (“Options”) pursuant to those certain Option Grant Notices and Option Agreements, dated as of May 13, 2022 and March 14, 2023 (the “Option Agreements”) and the Bumble Inc. 2021 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), of which (x) 71,910 Options are vested and (y) 317,254 Options are unvested, (ii) 167,817 unvested restricted stock units (“RSUs”) pursuant to those certain Restricted Stock Unit Grant Notices and Restricted Stock Unit Agreements, dated as of May 13, 2022 and March 14, 2023 (the “RSU Agreements”) and the Plan, and (iii) 1,798,265 Incentive Units (as defined in the Second Amended and Restated Limited Partnership Agreement of Buzz Holdings L.P.) (“Incentive Units” and, together with the Options and the RSUs, the “Equity Awards”) of which (x) 1,078,959 Incentive Units are Time Vesting Incentive Units (as defined in the Incentive Unit Award Agreement (as defined below)) (of which 647,376 are vested and 431,583 are unvested) and (y) 719,306 Incentive Units are Exit Vesting Incentive Units (as defined in the Incentive Unit Award Agreement) (of which 239,768 are vested and 479,583 are unvested) pursuant to the Incentive Unit Award Agreement, dated as of August 8, 2020 (the “Incentive Unit Award Agreement” and, together with the Option Agreements and the RSU Agreements, the “Award Agreements”).

(b) During the Advisory Term, subject to Executive’s continued (i) provision of the Advisory Services and (ii) compliance with the Restrictive Covenants (as defined below), Executive’s unvested Equity Awards shall continue to vest (or be eligible to vest) pursuant to the terms of the Plan and the applicable Award Agreement.

(c) Upon the Advisory Term End Date:

(i) (A) unvested Options shall be canceled and forfeited for no payment in accordance with the terms of the Options Agreements and (B) subject to Executive’s timely execution and non-revocation of the general release of claims attached hereto as Exhibit A (the “Release”) as set forth in Section 8, vested Options (including any Options that vest during the Advisory Term) will remain outstanding and exercisable until December 31, 2024; and

(ii) (A) unvested RSUs and unvested Incentive Units shall be canceled and forfeited for no payment in accordance with the terms of the RSU Agreements and Incentive Unit Award Agreement, as applicable and (B) vested Incentive Units shall remain subject to the terms of the Incentive Unit Award Agreement.

4. Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation, including, without limitation, with respect to the Equity Awards; provided, that, Executive is solely responsible for the payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of the Advisory Services under this Agreement and for all obligations, reports, and timely notifications relating to such taxes. Notwithstanding anything to the contrary, the Company makes no representations concerning Executive’s tax consequences under the Agreement under any federal, state or local tax law.

5. Restrictive Covenants.

(a) Executive hereby reaffirms Executive’s restrictive covenant obligations set forth in (i) Section 6 and Section 7 of the Employment Agreement, (ii) the Employee Proprietary Information, Inventions Assignment, Non-Competition and Non-Solicitation Agreement contained at Exhibit III of the Employment Agreement, and (iii) Appendix A of the Incentive Unit Award Agreement (collectively the “Restrictive Covenants”), and the Restrictive Covenants are incorporated herein by reference in their entirety; provided, however, that the Transition Date (rather than the Advisory Term End Date) shall be deemed to be the date of Executive’s termination of employment or services for the purposes of determining the commencement date for any post-termination restrictive covenant obligations provided for in the Restrictive Covenants.

(b) Nothing in this Agreement shall prohibit Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosure relating thereto to any such Governmental Entity, that are protected under the whistleblower provisions of any such law or regulation provided that in each case (i) such communications and disclosures are consistent with applicable law and made in good faith and (ii) the information subject to such disclosure was not obtained by Executive through a communication that was subject to the attorney-client privilege, unless such disclosure of that information would otherwise be permitted by an attorney pursuant to applicable state attorney conduct rules. Moreover, Executive does not need any prior authorization from (or to give prior notice to) the Company regarding any such communication or disclosure. Executive also acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

6. Company Property. On or as promptly as practicable after the Transition Date, (i) Executive shall return to the Company Executive’s credit cards, electronic fuel card, electronic building access cards, keys and all other property of the Company and (ii) access to Executive’s Company email account will be terminated at such time. Executive shall not take or copy in any form or manner any Company files, financial information, lists of customers, prices, or any other confidential and proprietary materials or information of the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing, Executive shall be entitled to keep his Company laptop; provided, however, that no later than the Advisory Term End Date, Executive shall provide the laptop to the Company’s IT and/or legal department(s) in order for the laptop to be wiped of any Company information.

7. No Admission. Nothing in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of an admission by the Company or Executive of any violation of the Company’s policies or procedures, or state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce this Agreement or the Release. Such introduction shall be pursuant to an order protecting its confidentiality, except insofar as a court declines to enter any such order.

8. Release. Executive’s right to receive the consideration described in Section 3(c)(i)(B) hereof shall be contingent on Executive executing (and not revoking) the Release. The Release must be executed by Executive and delivered to the Company within 21 days following the Advisory Term End Date, and any applicable revocation period specified therein must have expired without revocation of the Release, in order for Executive to be eligible to receive the consideration set forth in Section 3(c)(i)(B).

9. Confidentiality. The terms and conditions of this Agreement shall remain confidential as between the parties and professional advisers to the parties and neither of them shall disclose them to any other person, except as provided herein. Executive may disclose pertinent information concerning this Agreement to Executive’s attorney, tax advisor, financial planner, current spouse and adult children, provided they have been previously informed of and have agreed to keep confidential the terms of this Agreement. Without limiting the generality of the foregoing, neither the Company nor Executive will respond to or in any way participate in or contribute to any public discussion concerning, or in any way relating to, the execution of this Agreement or the events which led to its execution. Except as provided above with respect to rules and regulations of the Securities and Exchange Commission or as otherwise may be required by law or court order, if inquiry is made of the Company concerning any request for reference information about Executive, or relating to Executive’s employment with the Company, the Company shall provide to third parties Executive’s dates of employment with the Company and its predecessors and Executive’s job titles during such employment, in accordance with the normal practices of the Company’s human resources department.

10. Employment Relationship; Indemnification.

(a) The Company and Executive each acknowledge and agree that any employment relationship between them (including with any other Company Releasee (as defined in the Release)) will have terminated on the Transition Date, that they will thereafter have no further employment relationship and that Executive waives any right or claim to reinstatement as an employee of any Company Releasee and will not seek employment in the future with the Company, unless by mutual consent. Executive agrees that, following the termination of Executive’s employment with the Company, Executive will cooperate with any reasonable request the Company may make for information or assistance with respect to any matter involving Executive during Executive’s period of employment.

(b) The Company shall indemnify, defend and hold Executive harmless from and against all liabilities, costs, expenses, damages, including reasonable attorneys’ fees and costs, judgments and any amounts paid in any settlement incurred as a result of or in connection with any third party claims or any actions arising out of (in whole or in part) the Advisory Services provided by Executive, except and to the extent such claims arise out of (i) Executive’s breach of this Agreement, (ii) Executive’s breach of applicable law, or (iii) Executive’s gross negligence, willful misconduct or fraudulent misrepresentation.

11. Entire Agreement. This Agreement, together with the Employment Agreement and Award Agreements, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous oral and written discussions, agreements and understandings of any kind or nature. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. This Agreement cannot be modified or amended except by a subsequent written agreement signed by Executive and an authorized officer/representative of the Company.

12. Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect the other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

13. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to principles of conflict of laws.

14. Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic or electronic copies of such signed counterparts may be used in lieu of the originals for any purpose.

15. No Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

16. Reliance on Counsel. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that they have read the Release and have had the opportunity to have the Release explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

17. Cooperation. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement and which are not inconsistent with its terms.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement this 22nd day of August, 2023.

/s/ Tariq Shaukat
Tariq Shaukat

Bumble Trading LLC

By:	/s/ Laura Franco
Name: Laura Franco
Title: Authorized Signatory

Solely with respect to Section 3:

Bumble Inc.

By:	/s/ Laura Franco
Name: Laura Franco
Title: Authorized Signatory

and

Buzz Holdings L.P.

By:	/s/ Laura Franco
Name: Laura Franco
Title: Authorized Signatory

[Signature Page to Transition Agreement]

Exhibit A

General Release

This general release of claims (this “Release”) is entered into as of this ______ day of [●], 2023, by Tariq Shaukat (“Executive”) and delivered to Bumble Trading LLC, a Delaware limited company (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Transition Agreement (as defined below).

Executive agrees as follows:

1. The relationship between Executive and the Company and its subsidiaries and affiliates, as applicable, terminated on December 31, 2023 (the “End Date”) pursuant to Section 2 of the Transition Agreement between the Company, Executive and the other parties thereto, dated as of August 22, 2023 (the “Transition Agreement”).

2. In consideration of the benefits described in Section 3(c)(i)(B) of the Transition Agreement, the sufficiency of which Executive hereby acknowledges, and except for (i) those obligations created by or arising out of the Transition Agreement, (ii) any rights Executive may have with respect to any shares of common stock in the Company, and any retirement, 401(k), or similar tax-qualified benefit plans of the Company and (iii) the continuing right to indemnification to the fullest extent allowed by applicable law or in the Company’s bylaws and articles of incorporation and/or any liability insurance coverage in connection with acts, suits or proceedings by reason of the fact that Executive was an officer or employee of the Company where the basis of the claims against Executive consists of acts or omissions taken or made in such capacity, Executive hereby waives, releases, and holds harmless the Company, including but not limited to its predecessors, subsidiaries and affiliates, past and present, and each of them, as well as its and their respective trustees, directors, officers, members, managers, agents, attorneys, insurers, employees, stockholders (including any direct or indirect stockholder that beneficially owns more than 10% of the capital stock of the Company), representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively (including the Company) referred to as the “Company Releasees,” from any and all claims, suits or liabilities, including without limitation those arising from or by the reason of Executive’s employment or termination of employment and board service with the Company. Released claims include, without limitation, any and all claims arising under federal, state or local laws, including, without limitation, claims under the Age Discrimination in Employment Act (“ADEA”), the Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, the Texas Whistleblower Act and/or any other federal, state or local law or regulation prohibiting employment discrimination or otherwise regulating wages, hours or working conditions, and any and all claims under the common law for breach of express or implied contract, violation of the covenant of good faith and fair dealing, violation of public policy, negligence, slander, defamation, invasion of privacy, false light, false imprisonment, trespass, breach of fiduciary duty, intentional interference, intentional or negligent infliction of emotional distress, intrusion, loss of consortium, retaliatory or wrongful termination, punitive damages, and claims that Executive has or may have which have arisen up to and including the date of this Release. Executive further agrees and acknowledges that Executive has been accorded all time off from work and any other rights to which Executive may have been entitled pursuant to the Family and Medical Leave Act or any state statute providing medical or other leaves of absence to employees.

3. Executive acknowledges and agrees that as a matter of public policy, Executive cannot waive any rights to file claims with the Equal Employment Opportunity Commission (“EEOC”) and/or any similar state agency or other governmental entity. However, by signing this Release, Executive waives the right to recover any monetary damages or attorneys’ fees from the Company in any claim or lawsuit brought by or through any government entity, including the EEOC or similar state agency.

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4. Nothing in this Release shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law and nothing herein shall preclude Executive’s right to receive an award from a Governmental Entity for information provided under any whistleblower program. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Executive hereby confirms that Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Except as otherwise provided in this paragraph or under applicable law, under no circumstance will Executive be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company or any of its subsidiaries, (collectively, the “Company Group”), and any member of the Company Group, or trade secrets of any member of the Company Group, without prior written consent of the Company’s general counsel or other officer designated by the Company.

5. Notwithstanding the foregoing, the Parties agree that Executive is not waiving any claims or rights: (a) that may arise after the date on which Executive signs this Release, including the right to enforce the Transition Agreement; and/or (b) that cannot be released as a matter of law, including workers compensation and unemployment insurance (the application for which shall not be contested by the Company).

6. This Release extends and applies to all unknown, unforeseen, unanticipated and unexpected claims, including those not now disclosed or known to exist. The provisions of any statute, law or other jurisprudence providing in substance that releases shall not extend to claims which are unknown or unsuspected to exist at the time to the person executing the release are hereby expressly waived by Executive.

7. The Transition Agreement and this Release set forth the entire understanding between the Company and Executive and supersede any and all prior agreements, oral or written, relating to Executive’s employment by the Company or the termination thereof.

8. This Release may not be modified except by a writing, signed by Executive and the Company. This Release shall inure to the benefit of and be binding upon Executive’s heirs and personal representatives, and the successors and assigns of the Company.

9. The invalidity or unenforceability of any particular provisions of this Release shall not affect the other provisions hereof, and the Release shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

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10. Executive acknowledges that Executive has been advised to consult with Executive’s attorney about this Release, that the terms of this Release have been explained to Executive, that Executive has had the opportunity to consult with his attorney and voluntarily has decided to give up all rights to make any claim against the Company or any other Company Releasees as defined in this Release. Executive states and admits that in executing this Release Executive does not rely, and has not relied, upon any other representation or statement made by the Company or by any of its agents, representatives, or attorneys with regard to this Release. Executive acknowledges that Executive is competent to understand and execute this Release and Executive admits that Executive voluntarily executes this Release of Executive’s own free will and that Executive has read and understands this Release. Executive acknowledges Executive had a reasonable amount of time to consider this Release.

11. Executive acknowledges that Executive has been advised that Executive has up to twenty-one (21) days to consider this Release and seven (7) days to revoke this Release after signing it. If Executive decides to revoke this Release during this seven (7) day period, Executive must do so in writing, delivered by certified mail to the Company’s Chief Legal and Compliance Officer.

12. Executive acknowledges that this entire Release shall be void and of no force and effect if Executive chooses to revoke the Release. Executive further acknowledges that this Release will become effective and enforceable on the eighth (8th) day after Executive signs the Release if Executive does not revoke the Release.

Tariq Shaukat

Date signed:

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